Exhibit 10.1

California Association of Business Brokers	Bkr	Date
Professional Service since 1987
www.cabb.org

Amendment/Addendum to Purchase Agreement #      3

The Purchase Agreement dated June 20, 2014 between    Hans Huber, an individual (Seller) and Pro-Dex, Inc a Colorado Corporation (Buyer) on the Business known as Huber Precision, located at 585 Taylor Way # 5 San Carlos, CAlif. 94070, is hereby modified as follows:

1. Per paragraph 3. Consideration: Buyer and Seller agree the Consideration will now be $207,000.

2. Per paragraph 4. Inventory: The consideration will now include $5,000 of inventory at COP and if the actual amount is less the Consideration will be decreased and if the actual amount is more the Consideration will be increased notwithstanding the inventory shall not exceed $7,500 or be less than $3,500.

3. Per paragraph 5 Conditions: Buyer agrees to waive any and all Buyer conditions in Section 5 of the above Purchase Agreement.

4. Buyer has now interviewed a select number of Huber Precision clients and now releases that contingency to the Purchase Agreement.

Buyer and Seller acknowledge that Business Team is a Broker, is not a CPA or an attorney, and is not qualified to review or audit the financial status of the Seller’s business or the financial status of the Buyer and/or the value of the Seller’s business improvements and/or give advice for legal aspects of the transaction. Buyer and Seller acknowledge that Broker has not done so. By signing below, Buyer acknowledges that Buyer is relying solely on information provided to Buyer by Seller and Broker has not verified and will not verify any representations of Seller, any reliance by Buyer on such information will be based solely on Buyer’s examination of the business. By signing below Seller acknowledges Seller is relying solely on information provided by Buyer to evaluate Buyer’s creditworthiness or ability to perform this agreement and Broker has not verified and will not verify any representations of Buyer. Buyer and Seller both agree to look solely to each other for relief and to indemnify and hold Business Team harmless in connection with any damage caused to either the Buyer or the Seller in the event of a dispute between Buyer and Seller regarding this agreement except in the event a judgment is rendered that Broker acted improperly regarding such dispute under this agreement.

All other terms and conditions of the Purchase Agreement remain the same. The undersigned acknowledge having received, read and understood a fully completed copy of this Agreement.

	11/26/14		11/28/2014
Buyer	Date	Seller	Date

Buyer	Date	Seller	Date

Broker’s Agent	Date	Broker’s Agent	Date

©2002 California Association of Business Brokers	Page 1 of 1
Form #008, Rev 01/14